Exhibit 99.1

December 6, 2017

CurAegis Technologies, Inc.

The CURA Division

As previously reported, we have moved the management and responsibilities for the development of our CURA platform in-house. Our new head of development has taken the last 60 days to analyze what we have and what we have to accomplish to get our technology “product ready”. This has not been an easy task but we have made good strides. Although we have already begun some programs, we have moved our dates for most of our pilots from the fourth quarter to January, using what we can of our existing platform. Our pilot companies have been understanding and are looking forward to starting. The big news is that we are changing the structure of our existing CURA platform and are pursuing an aggressive timeline to create a new, robust platform that will meet our customers wants and needs. We are hoping to have this offering done and ready to deliver in March or April. This coincides well with the end of our pilots that we hope to convert to large sales. This will serve both our corporate and consumer markets. It must be stated that we know we have been very bad in estimating our dates for the CURA division. Our estimates have been based on information from the developers. Now that this responsibility has moved in-house I am hopeful that there will be significant improvement in our forecasting and performance.

Aegis Division

As reported, we are very excited regarding the testing of our pump and motor technologies. Our plans are to license these to existing companies. We have scheduled and will continue to schedule meetings with some very large corporations who have expressed interest. We will keep you posted as this process continues.

Corporate

We are continuing our fund-raising activities and have raised over $2.4 million. We are cautiously optimistic on reaching our goal of $4 million.

As I have previously stated, start-ups are messy and go through many difficult times on their way to success. CurAegis is not an exception to this rule. Even though we have two potentially world-changing technologies, their implementation is never easy. I very much appreciate your patience and that you continue to share our confidence in our future.

Thank you.

Richard A. Kaplan CEO

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS. This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of CurAegis’ businesses. More detailed information about these factors may be found in filings by CurAegis with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K. CurAegis is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CURAEGIS TECHNOLOGIES, INC. CurAegis Technologies, Inc. (OTCQB: CRGS) was incorporated as a New York business corporation on September 25, 1996. The Company develops and markets advanced technologies in the areas of power, safety and wellness. The Company is focusing its commercialization strategies on the following technologies: (i) the CURA System which includes a wearable device, the myCadian™ watch which measures degradation of alertness and sleep attributes and the Z-Coach education and training program and (ii) the Aegis hydraulic pump. The CURA System consists of hardware and software that measures multiple metrics in order to establish that a person's ability to perform a task or job appears to be degrading. The Aegis hydraulic pump is an innovative hydraulic design, whose goal is to deliver better efficiencies in a package that is smaller and lighter than existing technologies. The Company has not had any significant revenue-producing operations.

CONTACT: Richard A. Kaplan Chief Executive Officer 585-254-1100